EXHIBIT 10.1

COMBIMATRIX CORPORATION
AMENDMENT NO. 2 TO
COMMON STOCK PURCHASE WARRANTS

THIS AMENDMENT SHOULD BE ATTACHED TO THE ORIGINAL WARRANT CERTIFICATES

THIS AMENDMENT NO. 2 TO COMMON STOCK PURCHASE WARRANTS (this “Amendment”) is made as of the last date set forth below by and between CombiMatrix Corporation, a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) of those certain Common Stock Purchase Warrants described below (the “Warrants”).  The Warrants are one of a series of warrants to purchase shares of the Company’s Common Stock that were issued pursuant to that certain Securities Purchase Agreement dated September 28, 2012 by and among the Company, the Holder and certain other investors (the “Purchase Agreement”) and that were previously amended pursuant to Amendment No. 1 dated February 26, 2013 by and among the Company, the Holder and certain other investors (“Amendment No. 1”).

WHEREAS, the Company and the Holder desire to amend the Warrants issued pursuant to the Purchase Agreement as set forth herein and, in consideration for such amendment, issue to each Holder who agrees to such amendment, additional common stock purchase warrants in an aggregate amount equal to 15% of the outstanding Warrants held by such Holder, in the same form of the Warrants as amended (the “Additional Warrants”).

NOW, THEREFORE, in consideration of the issuance of the Additional Warrants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree that the Warrants are hereby amended as follows:

1.              Section 3(b) of the Warrants is hereby deleted in its entirety.

2.              The following language set forth in Section 3(e) of the Warrants is hereby deleted in its entirety:

“Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.”

Except as amended herein, all other terms, conditions and provisions of the Warrants as amended by Amendment No. 1 shall remain in full force and effect without any modification whatsoever.  The Holder hereby further agrees that the Additional Warrants (and the shares of Common Stock underlying such Additional Warrants) shall not (i) constitute “Registrable Securities” under, and shall not be covered by, that certain Registration Rights Agreement dated as of September 28, 2012 by and among the Company, the Holder and certain other investors or (ii) cause an adjustment under Section 3(b) of the Warrants.

IN WITNESS WHEREOF, the Company and Holder have executed this Amendment No. 2 to Common Stock Purchase Warrants as of the last date set forth below.

COMBIMATRIX CORPORATION

By:

Name:

Title:

Date:

HOLDER:
WARRANT NO.: 2012-
WARRANT SHARES REMAINING:

(Signature of Holder)

(Name of Signatory — if Holder is an entity)

(Title of Signatory — if Holder is an entity)

(Date of Signature)